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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF MEDIA 100 INC.

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                                       State or other
                                       jurisdiction of
     Subsidiary                        organization
-----------------------------          -------------------

Media 100 International, Inc.          U.S. Virgin Islands
Media 100 Investments, Inc.            Massachusetts
Media 100 GmbH                         Germany
Media 100 Ltd.                         United Kingdom
Media 100 S.A.R.L.                     France
Media 100 S.r.l.                       Italy

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